EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase of shares on the NASDAQ Stock Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
10/1/2015	Purchase	$ 8.1398	[1]	27848
10/2/2015	Purchase	$ 7.8138	[2]	49743
10/5/2015	Purchase	$ 8.4055	[3]	24700
10/6/2015	Purchase	$ 8.5778	[4]	28000
10/7/2015	Purchase	$ 8.6494	[5]	37679
10/8/2015	Purchase	$ 8.8822	[6]	25863
10/9/2015	Purchase	$ 8.7911	[7]	24392
10/13/2015	Purchase	$ 8.9514	[8]	31584
10/14/2015	Purchase	$ 8.8879	[9]	16838
10/15/2015	Purchase	$ 8.9901	[10]	18000
10/20/2015	Purchase	$ 8.8300	[11]	500
10/21/2015	Purchase	$ 8.9976	[12]	13667
10/22/2015	Purchase	$ 8.9489	[13]	48708
10/23/2015	Purchase	$ 8.9911	[14]	30412
10/26/2015	Purchase	$ 8.7992	[15]	25120

1 This transaction was executed in multiple trades at prices ranging from $8.08 – 8.16.

2 This transaction was executed in multiple trades at prices ranging from $7.73 – 7.94.

3 This transaction was executed in multiple trades at prices ranging from $8.30 – 8.46.

4 This transaction was executed in multiple trades at prices ranging from $8.45 – 8.60.

5 This transaction was executed in multiple trades at prices ranging from $8.51 – 8.72.

6 This transaction was executed in multiple trades at prices ranging from $8.85 – 8.92.

7 This transaction was executed in multiple trades at prices ranging from $8.74 – 8.91.

8 This transaction was executed in multiple trades at prices ranging from $8.85 – 9.00.

9 This transaction was executed in multiple trades at prices ranging from $8.83 – 8.93.

10 This transaction was executed in multiple trades at prices ranging from $8.97 – 9.00.

11 This transaction was executed in multiple trades at prices ranging from $8.81 – 8.85.

12 This transaction was executed in multiple trades at prices ranging from $8.99 – 9.00.

13 This transaction was executed in multiple trades at prices ranging from $8.92 – 9.00.

14 This transaction was executed in multiple trades at prices ranging from $8.95 – 9.00.

15 This transaction was executed in multiple trades at prices ranging from $8.69 – 8.92.

10/27/2015	Purchase	$ 8.7265	[16]	30470
10/28/2015	Purchase	$ 8.8080	[17]	53791
10/29/2015	Purchase	$ 8.9789	[18]	23535
10/30/2015	Purchase	$ 6.3306	[19]	228140
11/2/2015	Purchase	$ 6.5427	[20]	78512
11/3/2015	Purchase	$ 6.9426	[21]	6020
11/4/2015	Purchase	$ 6.9229	[22]	68128
11/5/2015	Purchase	$ 6.9278	[23]	35723
11/6/2015	Purchase	$ 6.9169	[24]	26616
11/9/2015	Purchase	$ 6.7309	[25]	88000
11/10/2015	Purchase	$ 6.7010	[26]	14486
11/11/2015	Purchase	$ 6.6535	[27]	33201
11/12/2015	Purchase	$ 6.5867	[28]	27851
11/13/2015	Purchase	$ 6.5128	[29]	43600
11/16/2015	Purchase	$ 6.4078	[30]	46000
11/17/2015	Purchase	$ 6.3345	[31]	34347
11/18/2015	Purchase	$ 6.5873	[32]	7664
11/19/2015	Purchase	$ 6.7581	[33]	16108
11/20/2015	Purchase	$ 6.9992	[34]	43447
11/23/2015	Purchase	$ 6.9689	[35]	4370
11/24/2015	Purchase	$ 7.0000		9233

16 This transaction was executed in multiple trades at prices ranging from $8.69 – 8.75.

17 This transaction was executed in multiple trades at prices ranging from $8.67 – 8.91.

18 This transaction was executed in multiple trades at prices ranging from $8.91 – 9.00.

19 This transaction was executed in multiple trades at prices ranging from $6.05 – 6.65.

20 This transaction was executed in multiple trades at prices ranging from $6.42 – 6.66.

21 This transaction was executed in multiple trades at prices ranging from $6.90 – 7.00.

22 This transaction was executed in multiple trades at prices ranging from $6.72 – 7.00.

23 This transaction was executed in multiple trades at prices ranging from $6.84 – 6.96.

24 This transaction was executed in multiple trades at prices ranging from $6.79 – 7.00.

25 This transaction was executed in multiple trades at prices ranging from $6.68 – 6.84.

26 This transaction was executed in multiple trades at prices ranging from $6.64 – 6.80.

27 This transaction was executed in multiple trades at prices ranging from $6.63 – 6.73.

28 This transaction was executed in multiple trades at prices ranging from $6.55 – 6.61.

29 This transaction was executed in multiple trades at prices ranging from $6.41 – 6.55.

30 This transaction was executed in multiple trades at prices ranging from $6.39 – 6.44.

31 This transaction was executed in multiple trades at prices ranging from $6.18 – 6.39.

32 This transaction was executed in multiple trades at prices ranging from $6.52 – 6.75.

33 This transaction was executed in multiple trades at prices ranging from $6.48 – 6.91.

34 This transaction was executed in multiple trades at prices ranging from $6.99 – 7.00.

35 This transaction was executed in multiple trades at prices ranging from $6.89 – 7.00.